UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2025
Date of Report (date of earliest event reported)

Fulton Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania		001-39680		23-2195389
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

One Penn Square,	P.O. Box 4887	Lancaster,	Pennsylvania	17604
(Address of Principal Executive Offices)				(Zip Code)
(717) 291-2411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 31, 2025, Karthik Sridharan, Senior Executive Vice President and Chief Operations and Technology Officer of Fulton Financial Corporation ("Fulton"), will be leaving Fulton. Under the Executive Employment Agreement between Fulton and Mr. Sridharan effective as of June 12, 2023 (the "Employment Agreement"), Mr. Sridharan's separation from employment will be considered a termination without "Cause" (as defined in the Employment Agreement). In accordance with the terms of the Employment Agreement, subject to Mr. Sridharan's execution and non-revocation of a general release of claims in favor of Fulton, Mr. Sridharan will receive his annual base salary in effect immediately prior to his separation from employment for a period of twelve (12) months, any vested but unpaid bonus as of the date of separation from employment, a cash bonus for the fiscal year in which the separation from employment occurs equal to the payout at the target level established for such fiscal year, pro-rated to the date of separation from employment, and continued eligibility to participate in, or an amount equal to the cost of participating in, Fulton's health and welfare employee benefit plans for twelve (12) months after separation from employment. In addition, under the terms of the Fulton Financial Corporation 2022 Amended and Restated Equity and Cash Incentive Compensation Plan (the "Plan"), "Time-Vested Awards" (as defined in the Plan) previously granted to Mr. Sridharan will vest in accordance with the terms of the Plan. Other outstanding unvested awards under the Plan granted to Mr. Sridharan will be forfeited.

Exhibit No.	Description
104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2025	FULTON FINANCIAL CORPORATION
By: /s/ Natasha R. Luddington
Natasha R. Luddington
Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary